Exhibit 99.1

Assets Under Management December 31, 2019

MetLife Investment Management manages Public Fixed Income, Private Capital and Real Estate assets for institutional investors worldwide by applying our deep asset class expertise to build tailored portfolio solutions. We also leverage the broader resources and 150-year history of MetLife to skillfully navigate markets.

Total Assets Under Management[1]

By Asset Type	$600.0 Billion
Public Corporates	$111.6
Mortgage Loans[2]	$106.4
Structured Products	$62.4
Foreign Government	$60.8
Private Corporates	$60.2
U.S. Government and Agency	$53.9
Private Infrastructure	$25.6
Cash and Short-Term Investments[3]	$23.6
Real Estate Equity[4]	$23.5
Common and Preferred Equity	$18.5
Emerging Market Debt	$14.7
Municipals	$13.6
Alternatives	$9.8
High Yield	$7.8
Bank Loans	$5.8
Private Asset-Backed Securities	$1.0
Middle Market Private Capital	$0.8

Institutional Client Assets Under Management[1]

Mandates Profile


4%
7%
16%
36%
329
Mandates
17%
20%

Institutional Client AUM

	$142.6 Billion
Insurance/Financial	$70.9
Sub-Advisory	$29.8
Corporate	$21.9
Public	$10.5
Commingled Fund[5]	$7.6
Other[6]	$1.9

Representative Capabilities

Private Capital

Private Asset-Backed Securities

Private Corporates

Private Infrastructure

Residential Whole Loans

Public Fixed Income

Bank Loans

Core Based Fixed Income

Corporate Fixed Income

Emerging Market Debt

High Yield

Long Duration Fixed Income

Municipals

Multi-Sector Fixed Income

Short Duration Fixed Income

Structured Products

Real Estate

Commercial Mortgage Loans

Real Estate Equity

Insurance Advisory

Index Strategies

[1] As of December 31, 2019. At estimated fair value. Dollars in billions. See Explanatory Note.

[2] Includes commercial, agricultural and residential mortgage loans contained in MetLife's general account (adjusted as described in the Explanatory Note), separate accounts and non-proprietary assets of unaffiliated/third-party clients.

[3] Includes cash equivalents.

[4] Includes real estate and real estate joint ventures contained in MetLife's general account (adjusted as described in the Explanatory Note), separate accounts and non-proprietary assets of unaffiliated/third-party clients.

[5] Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and other vehicles offered or available to qualifying investors, including third parties and affiliates.

[6] Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients.

MetLife Investment Management

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM"). Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of GA AUM plus Institutional Client AUM (each, as defined below). General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, other invested assets, contractholder-directed equity securities and fair value option securities, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus TP AUM (each, as defined below). MIM manages Institutional Client AUM in accordance with client guidelines contained in each investment contract (“Mandates”). Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed by MetLife and included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Third Party AUM (“TP AUM”) is comprised of non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended December 31, 2019, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. L0220001394[exp0221][All States] One MetLife Way | Whippany, New Jersey 07981 © 2019 METLIFE, INC.